Exhibit 10.9.1

Employee/Consultant Stock Option Award Agreement

Granted Under OpGen, Inc. 2015 Equity Incentive Plan

1.Grant of Option.  This certificate evidences a stock option (this “Stock Option”) granted by OpGen, Inc., a Delaware corporation (the “Company”), on ________________ (the “Grant Date”), to ___________________ (the “Participant”), pursuant to the Company’s 2015 Equity Incentive Plan (as from time to time in effect, the “Plan”).  Under this Stock Option, the Participant may purchase, in whole or in part, on the terms herein provided, a total of ______________ (_______) shares of common stock of the Company (the “Shares”) at $_____ per Share, which is equal to the fair market value of the Shares on the Grant Date.  The latest date on which this Stock Option, or any part thereof, may be exercised is ___________ (the “Final Exercise Date”).  The Stock Option evidenced by this certificate is intended to be, and is hereby designated, as an incentive stock option as defined in section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), to the extent permitted by section 422 of the Code, and a nonstatutory option, that is, an option that does not qualify as an incentive stock option as defined in section 422 of the Code for the remainder.  Defined terms used in this Award Agreement without definition have the meanings set forth in the Plan.

This Stock Option is exercisable in the following installments prior to the Final Exercise Date:  twenty‑five percent (25%) of the shares underlying this Stock Option on the first anniversary of the Grant Date (the “Vesting Commencement Date”), and six and one-quarter percent (6.25%) at the end of each quarterly period thereafter.

2.Exercise of Stock Option.

(a)Each election to exercise this Stock Option shall be in writing, signed by the Participant or the Participant’s executor, administrator, or legally appointed representative (in the event of the Participant’s incapacity) or the person or persons to whom this Stock Option is transferred by will or the applicable laws of descent and distribution (collectively, the “Option Holder”), and received by the Company at its principal office, accompanied by this certificate and payment in full as provided in the Plan.  Subject to the further terms and conditions provided in the Plan, the purchase price may be paid as follows:  (i) cash or check, (ii) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (iii) delivery of a written or electronic notice that the Option Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale.  In the event that this Stock Option is exercised by an Option Holder other than the Participant, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Stock Option.

(b)The provisions of Section 5.4(b) of the Plan apply with respect to the term of the Award following a Termination of Service.  Without limiting the foregoing, if the Participant has a Termination of Service for reasons other than death or disability prior to the expiration of this Stock Option Award, unless varied by the Administrator in advance of the Termination of Service date, any unvested portion of this Award shall be forfeited and the Participant shall have ninety (90) days to exercise the vested portion of this Award.  Any such exercise shall be transacted in accordance with this Agreement and the Plan.

3.Notice of Disposition.  The person exercising this Stock Option shall notify the Company when making any disposition of the Shares acquired upon exercise of this Stock Option, whether by sale, gift or otherwise.

4.Restrictions on Transfer of Shares. If at the time this Stock Option is exercised, the Company and any of its stockholders is a party to any agreement restricting the transfer of any outstanding shares of the Company’s common stock, the Administrator may provide that this Stock Option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement or agreements specified by the Administrator).

5.Withholding; Agreement to Provide Security.  If at the time this Stock Option is exercised the Company determines that under applicable law and regulations it could be liable for the withholding of any federal or state tax upon exercise or with respect to a disposition of any Shares acquired upon exercise of this Stock Option, this Stock Option may not be exercised unless the person exercising this Stock Option remits to the Company any amounts determined by the Company to be required to be withheld upon exercise (or makes other arrangements satisfactory to the Company for the payment of such taxes) and gives such security as the Company deems adequate to meet its potential liability for the withholding of tax upon a disposition of the Shares and agrees to augment such security from time to time in any amount reasonably determined by the Company to be necessary to preserve the adequacy of such security.

6.Nontransferability of Stock Option.  This Stock Option is not transferable by the Participant otherwise than by will or the laws of descent and distribution and is exercisable during the Participant’s lifetime only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf).

7.Provisions of the Plan.  This Stock Option is subject to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the date of the grant of this Stock Option has been furnished to the Participant.  By exercising all or any part of this Stock Option, the Participant agrees to be bound by the terms of the Plan and this certificate.  All initially capitalized terms used herein will have the meaning specified in the Plan, unless another meaning is specified herein.

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IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

OpGen, Inc.

Dated:  _________________________________

By:

Title:

Acknowledged and agreed:

Participant

Dated:  _________________________________

Name:

[Stock Option Award Agreement Signature Page]